Exhibit 99.1

NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2018

SECOND QUARTER EARNINGS

•	Diluted earnings per share of $0.54 for 2018 second quarter, up from $0.41 in the 2017 second quarter
•	Net income of $11.1 million for 2018 second quarter, up from $8.3 million in the 2017 second quarter
•	Return on average assets of 1.48% for the 2018 second quarter, compared to 1.15% in the 2017 second quarter
•	Net interest margin of 3.95% for the 2018 second quarter, up from 3.89% in the 2017 second quarter
•	Loan growth of $27.0 million during 2018 second quarter
•	Non-performing assets of $20.1 million for 2018 second quarter, compared to $31.0 million for 2017 second quarter

DEFIANCE, OHIO (July 16, 2018) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today its unaudited financial results for the three and six-month periods ended June 30, 2018. All share data has been adjusted to reflect First Defiance’s two-for-one stock split announced on June 22, 2018, to be issued on July 12, 2018.

Net income for the second quarter ended June 30, 2018, totaled $11.1 million, or $0.54 per diluted common share compared to $8.3 million or $0.41 per diluted common share for the quarter ended June 30, 2017. Earnings per diluted share for the second quarter 2018 were up $0.13, or 31.7% from the second quarter 2017, which included a positive impact from the lower corporate tax rate resulting from the Tax Cuts and Jobs Act enacted in December 2017, which improved earnings approximately $0.08 per diluted share for the second quarter 2018.

“Enhanced profitability, steady growth, and improved asset quality metrics from a year ago were all reflected in our very strong financial performance for the quarter,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “Including the benefit of the lower corporate tax rate, our return on assets in the second quarter was 1.48%, up solidly from 1.15% in the second quarter last year. In addition, total assets have grown 5.2% over the last year; and non-accrual loans are down 40% from a year ago. Our outlook remains extremely positive for the rest of the year.”

1

Net Interest Income up Compared to Second Quarter 2017

Net interest income of $26.5 million in the second quarter of 2018 was up from $24.6 million in the second quarter of 2017. The increase was primarily due to the growth in earning assets supplemented by expansion in the net interest margin versus the second quarter last year. Net interest margin was 3.95% for the second and first quarter of 2018, but up from 3.89% in the second quarter of 2017. Yield on interest earning assets increased by 18 basis points, to 4.51% in the second quarter of 2018 from 4.33% in the second quarter of 2017. The cost of interest-bearing liabilities increased by 16 basis points in the second quarter of 2018 to 0.74% from 0.58% in the second quarter of 2017.

“As the Federal Reserve has increased rates over the last year, our net interest margin has remained strong despite the flattening of the yield curve. Combined with the steady organic growth of our balance sheet, we continue to generate solid growth in net interest income,” said Hileman. “Net interest income for the second quarter was up 7.8% over the second quarter last year, and our interest rate risk position remains well-balanced to future interest rate changes.”

Non-Interest Income up from Second Quarter 2017

First Defiance’s non-interest income for the second quarter of 2018 was $10.2 million compared with $10.1 million in the second quarter of 2017. The second quarter of 2018 had no gains or losses from the sale of securities gains or losses, while the second quarter 2017 included gains of $267,000 from the sale of securities.

Mortgage banking income was $2.0 million in the second quarter of 2018, up from $1.8 million in the second quarter of 2017. Mortgage originations totaled $80.5 million in the second quarter of 2018, up seasonally from the first quarter of 2018 and up from $64.2 million in the same quarter last year. Gains from the sale of mortgage loans increased in the second quarter of 2018 to $1.4 million from $1.3 million in the second quarter of 2017. Mortgage loan servicing revenue was $933,000 in the second quarter of 2018, up slightly from $924,000 in the second quarter of 2017. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $47,000 in the second quarter of 2018 compared with a positive adjustment of $16,000 in the second quarter of 2017. In addition, gains on the sale of non-mortgages, which include SBA and FSA loans, totaled $43,000 in the second quarter 2018 compared to $90,000 in the second quarter of 2017.

For the second quarter of 2018, commissions from the sale of insurance products were $3.5 million, up from $3.3 million in the second quarter of 2017 primarily due to added commissions from the Corporate One Benefits Agency Inc. (“Corporate One”) merger. Service fees and other charges were $3.3 million in the second quarter of 2018, up from $3.2 million in the second quarter of 2017. Trust income was $522,000 in the second quarter of 2018, up 12.5% from $464,000 in the second quarter of 2017. Other non-interest income was $281,000 in the second quarter of 2018, down from $612,000 in the second quarter of 2017 mainly due to gains from the sale of real estate owned in the prior year period.

“Our non-interest income growth this quarter reflects continued contributions from all of our key business lines. Insurance commissions and bank service fees had strong gains compared to the second quarter of last year, which more than offset the decline in gains on sales of non-mortgage loans,” continued Hileman. “Total non-interest income, excluding securities gains, increased 3.5% over the second quarter of last year.”

2

Non-Interest Expenses up from Second Quarter 2017

Total non-interest expense was $22.7 million in the second quarter of 2018, an increase from $20.6 million in the second quarter of 2017. Compensation and benefits increased to $12.9 million in the second quarter of 2018, compared to $11.5 million in the second quarter of 2017. The increase in compensation and benefits versus the prior year reflects merit increases, additional increases to minimum pay levels, higher incentive compensation and increases in staff related to growth strategies. Other non-interest expense of $4.6 million in the second quarter of 2018 was up from $4.0 million in the second quarter of 2017.

Credit Quality

Non-performing loans totaled $18.3 million at June 30, 2018, a decrease from $30.4 million at June 30, 2017. In addition, First Defiance had $1.8 million of real estate owned at June 30, 2018, compared to $672,000 at June 30, 2017. Accruing troubled debt restructured loans were $15.5 million at June 30, 2018, compared with $10.5 million at June 30, 2017.

The second quarter 2018 results include net charge-offs of $369,000 and a provision for loan losses of $423,000 compared with net charge-offs of $2.0 million and a provision of $2.1 million for the same period in 2017.

The allowance for loan loss as a percentage of total loans was 1.15% at June 30, 2018, compared with 1.16% at March 31, 2018, and 1.15% at June 30, 2017.

“We were especially pleased with the decrease in our non-performing assets and improvements in our asset quality ratios this quarter,” said Hileman. “While non-performing assets at June 30, 2018, were only 0.66% of assets, noticeably down from 1.07% a year ago, we continue to work toward further improvements in this area.”

Year-To-Date Results

For the six-month period ended June 30, 2018, net income totaled $22.8 million, or $1.12 per diluted common share, compared to $13.5 million, or $0.68 per diluted common share for the six months ended June 30, 2017. The first six months of 2017 included approximately four months of operations of the Commercial Savings Bank (“CSB”) acquisition completed on February 24, 2017 and three months of operations from Corporate One acquired on April 1, 2017. In comparison, the first six months of 2018 results fully include the operations from both CSB and Corporate One. In addition, the first six months of 2017 includes merger and conversion expenses related to the acquisitions of $3.9 million, which had an after tax impact of $2.8 million, or $0.28 per diluted share.

Net interest income was $52.2 million for the first six months of 2018 compared with $46.3 million in the first six months of 2017. Average interest-earning assets increased to $2.69 billion in the first six months of 2018 compared to $2.47 billion in the first six months of 2017. Net interest margin for the first six months of 2018 was 3.95%, up 9 basis points from the 3.86% margin reported in the six-month period ended June 30, 2017.

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The provision for loan losses in the first six months of 2018 was a credit provision of $672,000 compared to an expense of $2.2 million recorded during the first six months of 2017.

Non-interest income for the first six months of 2018 was $20.9 million compared to $20.7 million during the same period of 2017. The first six months of 2017 included a $1.5 million enhancement value gain related to the purchase of bank owned life insurance in the first quarter of 2017.

Service fees and other charges were $6.4 million for the first six months of 2018, up from $5.9 million during the same period of 2017. Mortgage banking income was $3.8 million for the first six months of 2018 compared with $3.6 million during the same period of 2017. Insurance commissions rose to $7.8 million for the first six months of 2018 compared with $6.8 million for the same period of 2017. Non-interest income for the first six months of 2018 included no gains or losses from the sale of securities compared with securities gains of $267,000 during the same period of 2017.

Non-interest expense was $45.9 million for the first six months of 2018, up from $43.8 million for the same period of 2017. Compensation and benefits expense was $26.1 million for the first six months of 2018 compared with $25.8 million during the same period of 2017. Expenses also included increases in occupancy of $306,000, data processing of $230,000, amortization of intangibles of $112,000 and other expenses of $1.2 million.

Total Assets at $3.0 Billion

Total assets at June 30, 2018, were $3.04 billion compared to $2.99 billion at December 31, 2017, and $2.89 billion at June 30, 2017. Net loans receivable (excluding loans held for sale) were $2.36 billion at June 30, 2018, compared to $2.32 billion at December 31, 2017, and $2.23 billion at June 30, 2017. Also, at June 30, 2018, goodwill and other intangible assets totaled $103.6 million compared to $104.3 million at December 31, 2017, and $104.7 million at June 30, 2017. Total deposits at June 30, 2018, were $2.49 billion compared with $2.44 billion at December 31, 2017, and $2.33 billion at June 30, 2017. Total stockholders’ equity was $386.9 million at June 30, 2018, compared to $373.3 million at December 31, 2017, and $361.4 million at June 30, 2017.

Dividend to be Paid August 24

The Board of Directors declared a quarterly cash dividend of $0.17 per common share payable August 24, 2018, to shareholders of record at the close of business on August 17, 2018. The dividend represents an annual dividend of 2.08 percent based on the First Defiance common stock closing price on July 13, 2018. First Defiance has approximately 20,396,178 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, July 17, 2018, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at https://services.choruscall.com/links/fdef180717.html.

The replay of the conference call Webcast will be available at www.fdef.com until 9:00 a.m. ET on July 17, 2019.

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First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 43 full-service branches and numerous ATM locations in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2017. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its June 30, 2018 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	June 30,	December 31,
(in thousands)	2018	2017

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$53,885	$58,693
Interest-bearing deposits	53,000	55,000
	106,885	113,693
Securities
Available-for sale, carried at fair value	286,350	260,650
Held-to-maturity, carried at amortized cost	607	648
	286,957	261,298

Loans	2,385,344	2,348,713
Allowance for loan losses	(27,321)	(26,683)
Loans, net	2,358,023	2,322,030
Loans held for sale	15,422	10,435
Mortgage servicing rights	9,948	9,808
Accrued interest receivable	9,475	8,706
Federal Home Loan Bank stock	15,989	15,992
Bank Owned Life Insurance	66,860	66,230
Office properties and equipment	40,444	40,217
Real estate and other assets held for sale	1,795	1,532
Goodwill	98,569	98,569
Core deposit and other intangibles	5,024	5,703
Deferred taxes	1,106	231
Other assets	23,092	38,959
Total Assets	$3,039,589	$2,993,403

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$548,147	$571,360
Interest-bearing deposits	1,940,981	1,866,296
Total deposits	2,489,128	2,437,656
Advances from Federal Home Loan Bank	85,722	84,279
Notes payable and other interest-bearing liabilities	6,899	26,019
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	5,207	2,925
Other liabilities	29,630	33,155
Total Liabilities	2,652,669	2,620,117
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	160,847	160,940
Accumulated other comprehensive income (loss)	(3,235)	217
Retained earnings	279,122	262,900
Treasury stock, at cost	(49,941)	(50,898)
Total stockholders’ equity	386,920	373,286
Total Liabilities and Stockholders’ Equity	$3,039,589	$2,993,403

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Interest Income:
Loans	$27,660	$25,318	$54,186	$47,288
Investment securities	2,039	1,752	3,890	3,507
Interest-bearing deposits	373	201	670	346
FHLB stock dividends	227	187	458	353
Total interest income	30,299	27,458	59,204	51,494
Interest Expense:
Deposits	3,144	2,170	5,755	3,966
FHLB advances and other	282	414	601	780
Subordinated debentures	320	229	600	443
Notes Payable	6	13	14	28
Total interest expense	3,752	2,826	6,970	5,217
Net interest income	26,547	24,632	52,234	46,277
Provision for loan losses	423	2,118	(672)	2,172
Net interest income after provision for loan losses	26,124	22,514	52,906	44,105
Non-interest Income:
Service fees and other charges	3,296	3,161	6,427	5,920
Mortgage banking income	2,013	1,830	3,755	3,568
Gain on sale of non-mortgage loans	43	90	267	90
Gain on sale of securities	-	267	-	267
Insurance commissions	3,493	3,294	7,770	6,752
Trust income	522	464	1,074	914
Income from Bank Owned Life Insurance	566	422	966	2,245
Other non-interest income	281	612	658	933
Total Non-interest Income	10,214	10,140	20,917	20,689
Non-interest Expense:
Compensation and benefits	12,885	11,473	26,134	25,808
Occupancy	2,026	1,954	4,097	3,791
FDIC insurance premium	202	353	562	643
Financial institutions tax	531	535	1,062	1,014
Data processing	2,083	2,019	4,188	3,958
Amortization of intangibles	332	334	679	567
Other non-interest expense	4,606	3,962	9,194	7,991
Total Non-interest Expense	22,665	20,630	45,916	43,772
Income before income taxes	13,673	12,024	27,907	21,022
Income taxes	2,564	3,677	5,061	7,534
Net Income	$11,109	$8,347	$22,846	$13,488

Earnings per common share:
Basic	$0.54	$0.41	$1.12	$0.69
Diluted	$0.54	$0.41	$1.12	$0.68

Average Shares Outstanding:
Basic	20,388	20,294	20,359	19,586
Diluted	20,492	20,408	20,466	19,696

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2018	2017	% change	2018	2017	% change
Summary of Operations

Tax-equivalent interest income (2)	$30,550	$27,944	9.3%	$59,693	$52,450	13.8%
Interest expense	3,752	2,826	32.8	6,970	5,217	33.6
Tax-equivalent net interest income (2)	26,798	25,118	6.7	52,723	47,233	11.6
Provision for loan losses	423	2,118	NM	(672)	2,172	NM
Tax-equivalent NII after provision for loan loss (2)	26,375	23,000	14.7	53,395	45,061	18.5
Investment Securities gains	-	267	NM	-	267	NM
Non-interest income (excluding securities gains/losses)	10,214	9,873	3.5	20,917	20,422	2.4
Non-interest expense	22,665	20,630	9.9	45,916	43,772	4.9
Income taxes	2,564	3,677	(30.3)	5,061	7,534	(32.8)
Net Income	11,109	8,347	33.1	22,846	13,488	69.4
Tax equivalent adjustment (2)	251	486	(48.4)	489	956	(48.8)
At Period End
Assets	3,039,589	2,890,507	5.2
Earning assets	2,756,712	2,596,674	6.2
Loans	2,385,344	2,254,435	5.8
Allowance for loan losses	27,321	25,915	5.4
Deposits	2,489,128	2,326,702	7.0
Stockholders’ equity	386,920	361,430	7.1
Average Balances
Assets	3,018,808	2,908,483	3.8	2,998,336	2,765,443	8.4
Earning assets	2,714,328	2,591,397	4.7	2,689,216	2,473,471	8.7
Loans	2,337,294	2,238,061	4.4	2,326,805	2,132,064	9.1
Deposits and interest-bearing liabilities	2,600,029	2,516,024	3.3	2,582,782	2,395,874	7.8
Deposits	2,487,430	2,346,336	6.0	2,460,934	2,227,986	10.5
Stockholders’ equity	381,165	357,523	6.6	377,579	335,983	12.4
Stockholders’ equity / assets	12.63%	12.29%	2.7	12.59%	12.15%	3.7
Per Common Share Data
Net Income
Basic	$0.54	$0.41	31.7	$1.12	$0.69	62.3
Diluted	0.54	0.41	31.7	1.12	0.68	64.7
Dividends	0.15	0.125	20.0	0.30	0.25	20.0
Market Value:
High	$33.72	$28.45	18.5	$33.72	$28.45	18.5
Low	27.63	24.39	13.3	25.51	23.14	10.3
Close	33.53	26.34	27.3	33.53	26.34	27.3
Common Book Value	18.97	17.81	6.5	18.97	17.81	6.5
Tangible Common Book Value (1)	13.89	12.66	9.7	13.89	12.66	9.7
Shares outstanding, end of period (000)	20,396	20,298	0.5	20,396	20,298	0.5
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.95%	3.89%	1.6	3.95%	3.86%	2.5
Return on average assets	1.48%	1.15%	28.2	1.54%	0.98%	56.2
Return on average equity	11.69%	9.36%	24.8	12.20%	8.10%	50.7
Efficiency ratio (3)	61.24%	58.96%	3.9	62.35%	64.70%	(3.6)
Effective tax rate	18.75%	30.58%	(38.7)	18.14%	35.84%	(49.4)
Dividend payout ratio (basic)	27.78%	30.49%	(8.9)	26.79%	36.23%	(26.1)

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2018	2017	2018	2017

Gain from sale of mortgage loans	$1,383	$1,293	$2,464	$2,377
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	933	924	1,877	1,858
Amortization of mortgage servicing rights	(350)	(403)	(669)	(715)
Mortgage servicing rights valuation adjustments	47	16	83	48
	630	537	1,291	1,191
Total revenue from sale and servicing of mortgage loans	$2,013	$1,830	$3,755	$3,568

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2018				2017
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,337,294	$27,685	4.75%		$2,238,061	$25,368	4.55%
Securities	280,131	2,265	3.20	%(3)	259,619	2,188	3.42	%(3)
Interest Bearing Deposits	80,914	373	1.85%		77,725	201	1.04%
FHLB stock	15,989	227	5.69%		15,992	187	4.69%
Total interest-earning assets	2,714,328	30,550	4.51%		2,591,397	27,944	4.33%
Non-interest-earning assets	304,480				317,086
Total assets	$3,018,808				$2,908,483
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,933,409	$3,144	0.65%		$1,785,895	$2,170	0.49%
FHLB advances and other	67,261	282	1.68%		104,923	414	1.58%
Subordinated debentures	36,198	320	3.55%		36,156	229	2.54%
Notes payable	9,140	6	0.26%		28,609	13	0.18%
Total interest-bearing liabilities	2,046,008	3,752	0.74%		1,955,583	2,826	0.58%
Non-interest bearing deposits	554,021	-	-		560,441	-	-
Total including non-interest-bearing demand deposits	2,600,029	3,752	0.58%		2,516,024	2,826	0.45%
Other non-interest-bearing liabilities	37,614				34,936
Total liabilities	2,637,643				2,550,960
Stockholders' equity	381,165				357,523
Total liabilities and stockholders' equity	$3,018,808				$2,908,483
Net interest income; interest rate spread		$26,798	3.77%			$25,118	3.75%
Net interest margin (4)			3.95%				3.89%
Average interest-earning assets to average interest bearing liabilities			133%				133%

	Six Months Ended June 30,
	2018			2017
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,326,805	$54,236	4.70%	$2,132,064	$47,390	4.48%
Securities	271,864	4,329	3.21%	257,230	4,361	3.46	%(3)
Interest Bearing Deposits	74,557	670	1.81%	68,904	346	1.01%
FHLB stock	15,990	458	5.78%	15,273	353	4.66%
Total interest-earning assets	2,689,216	59,693	4.48%	2,473,471	52,450	4.28%
Non-interest-earning assets	309,120			291,972
Total assets	$2,998,336			$2,765,443
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,911,199	$5,755	0.61%	$1,706,318	$3,966	0.47%
FHLB advances and other	73,092	601	1.66%	104,600	780	1.50%
Subordinated debentures	36,195	600	3.34%	36,153	443	2.46%
Notes payable	12,561	14	0.22%	27,135	28	0.21%
Total interest-bearing liabilities	2,033,047	6,970	0.69%	1,874,206	5,217	0.56%
Non-interest bearing deposits	549,735	-	-	521,668	-	-
Total including non-interest-bearing demand deposits	2,582,782	6,970	0.54%	2,395,874	5,217	0.44%
Other non-interest-bearing liabilities	37,975			33,586
Total liabilities	2,620,757			2,429,460
Stockholders' equity	377,579			335,983
Total liabilities and stockholders' equity	$2,998,336			$2,765,443
Net interest income; interest rate spread		$52,723	3.79%		$47,233	3.72%
Net interest margin (4)			3.95%			3.86%
Average interest-earning assets to average interest bearing liabilities			132%			132%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017	2nd Qtr 2017
Summary of Operations
Tax-equivalent interest income (1)	$30,550	$29,142	$29,009	$28,557	$27,944
Interest expense	3,752	3,218	3,140	3,074	2,826
Tax-equivalent net interest income (1)	26,798	25,924	25,869	25,483	25,118
Provision for loan losses	423	(1,095)	314	462	2,118
Tax-equivalent NII after provision for loan losses (1)	26,375	27,019	25,555	25,021	23,000
Investment securities gains, net of impairment	-	-	160	158	267
Non-interest income (excluding securities gains/losses)	10,214	10,703	9,737	9,337	9,873
Non-interest expense	22,665	23,251	21,141	20,440	20,630
Income taxes	2,564	2,497	4,430	4,219	3,677
Net income	11,109	11,737	9,399	9,381	8,347
Tax equivalent adjustment (1)	251	237	482	476	486
At Period End
Total assets	$3,039,589	$3,023,004	$2,993,403	$2,935,030	$2,890,507
Earning assets	2,756,712	2,748,338	2,691,438	2,633,996	2,596,674
Loans	2,385,344	2,358,330	2,348,713	2,276,042	2,254,435
Allowance for loan losses	27,321	27,267	26,683	26,341	25,915
Deposits	2,489,128	2,491,801	2,437,656	2,360,675	2,326,702
Stockholders’ equity	386,920	379,214	373,286	367,924	361,430
Stockholders’ equity / assets	12.73%	12.54%	12.47%	12.54%	12.50%
Goodwill	98,569	98,569	98,569	98,370	98,318
Average Balances
Total assets	$3,018,808	$2,977,864	$2,968,445	$2,906,795	$2,908,483
Earning assets	2,714,328	2,664,114	2,646,643	2,590,463	2,591,397
Loans	2,337,294	2,316,316	2,279,358	2,251,071	2,238,061
Deposits and interest-bearing liabilities	2,600,029	2,565,537	2,560,258	2,507,805	2,516,024
Deposits	2,487,430	2,434,440	2,400,061	2,338,817	2,346,336
Stockholders’ equity	381,165	373,993	369,366	363,612	357,523
Stockholders’ equity / assets	12.63%	12.56%	12.44%	12.51%	12.29%
Per Common Share Data
Net Income:
Basic	$0.54	$0.58	$0.47	$0.46	$0.41
Diluted	0.54	0.58	0.46	0.46	0.41
Dividends	0.15	0.15	0.125	0.125	0.125
Market Value:
High	$33.72	$29.93	$28.46	$27.00	$28.45
Low	27.63	25.51	25.14	23.51	24.39
Close	33.53	28.66	25.99	26.25	26.34
Common Book Value	18.97	18.62	18.38	18.13	17.81
Shares outstanding, end of period (in thousands)	20,396	20,364	20,312	20,298	20,298
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.95%	3.95%	3.88%	3.91%	3.89%
Return on average assets	1.48%	1.60%	1.26%	1.28%	1.15%
Return on average equity	11.69%	12.73%	10.10%	10.24%	9.36%
Efficiency ratio (2)	61.24%	63.48%	59.37%	58.70%	58.96%
Effective tax rate	18.75%	17.54%	32.03%	31.02%	30.58%
Common dividend payout ratio (basic)	27.78%	26.09%	26.88%	27.17%	30.49%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

11

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017	2nd Qtr 2017
Loan Portfolio Composition
One to four family residential real estate	$307,480	$275,547	$274,862	$271,048	$276,578
Construction	283,911	251,944	265,476	244,920	234,688
Commercial real estate	1,283,698	1,282,027	1,235,221	1,205,695	1,182,087
Commercial	489,296	500,496	526,142	510,240	515,004
Consumer finance	29,724	28,035	29,109	29,009	28,860
Home equity and improvement	129,868	133,407	135,457	132,220	130,429
Total loans	2,523,977	2,471,456	2,466,267	2,393,132	2,367,646
Less:
Undisbursed loan funds	136,563	111,450	115,972	115,714	112,000
Deferred loan origination fees	2,070	1,676	1,582	1,379	1,211
Allowance for loan loss	27,321	27,267	26,683	26,341	25,915
Net Loans	$2,358,023	$2,331,063	$2,322,030	$2,249,698	$2,228,520

Allowance for loan loss activity
Beginning allowance	$27,267	$26,683	$26,341	$25,915	$25,749
Provision for loan losses	423	(1,095)	314	462	2,118
Credit loss charge-offs:
One to four family residential real estate	78	16	170	60	0
Commercial real estate	254	55	29	0	110
Commercial	84	97	210	64	2,027
Consumer finance	72	31	27	20	21
Home equity and improvement	41	117	55	92	100
Total charge-offs	529	316	491	236	2,258
Total recoveries	160	1,995	519	200	306
Net charge-offs (recoveries)	369	(1,679)	(28)	36	1,952
Ending allowance	$27,321	$27,267	$26,683	$26,341	$25,915

Credit Quality
Total non-performing loans (1)	$18,340	$27,925	$30,715	$29,152	$30,359
Real estate owned (REO)	1,795	1,440	1,532	532	672
Total non-performing assets (2)	$20,135	$29,365	$32,247	$29,684	$31,031
Net charge-offs (recoveries)	369	(1,679)	(28)	36	1,952

Restructured loans, accruing (3)	15,834	13,722	13,770	13,044	10,521

Allowance for loan losses / loans	1.15%	1.16%	1.14%	1.16%	1.15%
Allowance for loan losses / non-performing assets	135.69%	92.86%	82.75%	88.74%	83.51%
Allowance for loan losses / non-performing loans	148.97%	97.64%	86.87%	90.36%	85.36%
Non-performing assets / loans plus REO	0.84%	1.24%	1.37%	1.30%	1.38%
Non-performing assets / total assets	0.66%	0.97%	1.08%	1.01%	1.07%
Net charge-offs / average loans (annualized)	0.06%	-0.29%	0.00%	0.01%	0.35%

Deposit Balances
Non-interest-bearing demand deposits	$548,147	$550,742	$571,360	$519,911	$520,778
Interest-bearing demand deposits and money market	1,021,445	1,055,416	1,005,519	989,514	967,834
Savings deposits	297,870	306,510	302,022	296,230	288,643
Retail time deposits less than $250,000	547,871	512,746	504,912	504,277	499,298
Retail time deposits greater than $250,000	73,795	66,387	53,843	50,743	50,149
Total deposits	$2,489,128	$2,491,801	$2,437,656	$2,360,675	$2,326,702

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

12

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

June 30, 2018
One to four family residential real estate	$307,480	$303,263	$1,806	$2,411
Construction	283,911	283,911	-	-
Commercial real estate	1,283,698	1,273,236	222	10,240
Commercial	489,296	483,574	577	5,145
Consumer finance	29,724	29,438	221	65
Home equity and improvement	129,868	128,234	1,155	479
Total loans	2,523,977	$2,501,656	$3,981	$18,340

December 31, 2017
One to four family residential real estate	$274,862	$269,624	$2,201	$3,037
Construction	265,476	265,476	-	-
Commercial real estate	1,235,221	1,215,980	1,022	18,219
Commercial	526,142	515,874	1,427	8,841
Consumer finance	29,109	28,728	353	28
Home equity and improvement	135,457	131,986	2,881	590
Total loans	$2,466,267	$2,427,668	$7,884	$30,715

June 30, 2017
One to four family residential real estate	$276,578	$270,729	$2,710	$3,139
Construction	234,688	234,445	-	243
Commercial real estate	1,182,087	1,161,810	1,370	18,907
Commercial	515,004	506,996	545	7,463
Consumer finance	28,860	28,594	215	51
Home equity and improvement	130,429	128,668	1,205	556
Total loans	$2,367,646	$2,331,242	$6,045	$30,359

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